Exhibit 15

January 23, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 7, 2003, on our review of interim consolidated financial information of Alcoa Inc. and subsidiaries as of and for the three and nine month periods ended September 30, 2003 and 2002, our report dated July 8, 2003, on our review of interim consolidated financial information of Alcoa Inc. and subsidiaries as of and for the six month periods ended June 30, 2003 and 2002 and our report dated April 4, 2003, on our review of interim consolidated financial information of Alcoa Inc. and subsidiaries as of and for the three month periods ended March 31, 2003 and 2002, and included in the Company’s quarterly reports on Form 10-Q for the quarters ended September 30, 2003, June 30, 2003 and March 31, 2003 is incorporated by reference in the Post-Effective Amendment to the Registration Statement on Form S-8 dated January 23, 2004.

Very truly yours,

PricewaterhouseCoopers LLP